ASSISTANT SECRETARY'S CERTIFICATE

     The undersigned, Stephanie Pierce, Vice President, Assistant Treasurer, and Assistant Secretary of Dreyfus Municipal Bond Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board members by unanimous written consent, dated June 15, 1998, authorizing the signing by Marie Connolly, Margaret W. Chambers, Michael S. Petrucelli, Stephanie Pierce, Christopher J. Kelley, Kathleen K. Morrisey, Elba Vasquez on behalf of the proper officers of the Fund pursuant to a power of attorney:

     RESOLVED, that the following person be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

     President and Treasurer        Marie E. Connolly
     Vice President and             Margaret W.
     Secretary                      Chambers
     Vice President and             Mary A. Nelson
     Assistant Treasurer
     Vice President and             George A. Rio
     Assistant Treasurer
     Vice President and             Joseph F. Tower III
     Assistant Treasurer
     Vice President, Assistant      Michael S.
     Treasurer, and                 Petrucelli
     Assistant Secretary
     Vice President, Assistant      Stephanie Pierce
     Treasurer, and Assistant
     Secretary
     Vice President and             Douglas C. Conroy
     Assistant Treasurer
     Vice President and             Christopher J.
     Assistant Treasurer            Kelley
     Vice President and             Kathleen K.
     Assistant Treasurer            Morrisey
     Vice President and             Elba Vasquez
     Assistant Treasurer

     RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelly, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, as attorney-in-fact for the proper officers of the Fund, with full power substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact each of them, shall have full power and authority to do and perform each and every act and thing requisite and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS THEREOF, I have hereunder signed by name and affixed the seal of the Fund on November 23, 1998.

                                   /s/Stephanie Pierce
                                   ____________________________
                                    Stephanie Pierce
                                    Vice President, Assistant Treasurer,
                                    and Assistant Secretary

SEAL

Dreyfus Municipal Bond Fund, Inc.